UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Allied Capital Corporation (the "Company") and The Bank of New York (the "Trustee"), entered into the Second Supplemental Indenture, dated as of December 8, 2006 (the "Second Supplemental Indenture"), to the Indenture, dated as of June 16, 2006, by and between the Company and the Trustee (the "Indenture"), relating to the Company’s issuance, offer and sale of $250,000,000 principal aggregate amount of its 6.000% notes due 2012 (the "Notes"), pursuant to an underwriting agreement, dated December 5, 2006 (the "Underwriting Agreement"), by and between the Company and Banc of America Securities LLC. Banc of America Securities LLC served as the sole book runner for this transaction. The Indenture and a form of the underwriting agreement was filed with the Registration Statement on Form N-2 (File No. 333-133755) that the Company filed with the Securities and Exchange Commission on June 21, 2006.

The Notes will be direct unsecured obligations of the Company and will rank pari passu with all of the Company's outstanding and future unsecured indebtedness.

The Company intends to use the net proceeds of the offering to reduce borrowings under its revolving line of credit, to invest in debt or equity securities in primarily privately negotiated transactions, and for other general corporate purposes.

The Second Supplemental Indenture amends the Indenture governing the Notes by establishing the terms of the Notes and adding two additional covenants, through which the Company has agreed to not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, while the Notes are outstanding, and to provide financial information to the holders of the Notes if the Company should no longer be subject to the reporting requirements under the Exchange Act of 1934, as amended. The Second Supplemental Indenture also revises certain events of default to eliminate the grace period for the failure to pay principal of or any premium on the Notes when due. The amendments to the Indenture apply to the Notes only and do not apply to any prior or future issuance of debt securities under the Indenture.

The Company may redeem the Notes in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed on the redemption date plus the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis at the Adjusted Treasury Rate, plus 30 basis points. Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, to the extent applicable. For more information, refer to "Specific Terms of the Notes and the Offering – Optional Redemption" in the Prospectus Supplement filed with the Securities and Exchange Commission on December 5, 2006.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333–133755) that the Company filed with the Securities and Exchange Commission relating to the public offering from time to time of our debt securities pursuant to Rule 415 of the Securities Act of 1933, as amended, and the prospectus supplement filed with the Securities and Exchange Commission on December 5, 2006. The transaction closed on December 8, 2006.

An affiliate of Banc of America Securities LLC is a member of the lending syndicate for the Company's unsecured revolving line of credit and will receive proceeds of the transaction by reason of the repayment of amounts outstanding thereunder.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture filed as Exhibit d.6 to the Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-133755) filed with the Securities and Exchange Commission on December 8, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description under Item 1.01 for a discussion of the Company’s issuance of Notes, which discussion is incorporated by reference into this item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

December 8, 2006	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer